Limited Power of Attorney Section 16 Reporting Obligations

 Limited
Power of Attorney Section 16 Reporting Obligations

VIRAGE LOGIC
CORPORATION
POWER OF ATTORNEY TO EXECUTE DOCUMENTS REQUIRED PURSUANT TO

THE SECURITIES EXCHANGE ACT OF 1934

The undersigned hereby
constitutes Mike Seifert, Douglas Blankenship and Heidi Neumann, and each of them with full power of substitution, to execute in the name and on behalf of the undersigned any and all documents and reports required to be filed on behalf of the undersigned in his or her capacity as an officer, director or 10% stockholder of Virage Logic Corporation pursuant to the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder, specifically including SEC Forms 3, 4 and 5.

This Power of Attorney shall be effective until revoked by the undersigned by a writing delivered to the above named attorneys-in-fact at the following address:

Mike Seifert
Virage Logic Corporation
47100
Bayside Parkway
Fremont, CA  94538


IN WITNESS WHEREOF, the
undersigned has executed this Power of Attorney as of this 22nd day of August, 2004.



J. Daniel McCranie